Exhibit 10.1

May 6, 2016

COUSINS PROPERTIES INCORPORATED

191 Peachtree Street NE, Suite 500

Atlanta, Georgia 30303

Attention: Pamela F. Roper

Re:	Amendment to Limited Partnership Agreement of Parkway Properties Office Fund II, L.P.

Ladies and Gentlemen:

Reference is made to that certain Limited Partnership Agreement of Parkway Properties Office Fund II, L.P. (the “Partnership”), dated as of May 14, 2008 (as amended from time to time, the “Partnership Agreement”), by and among PPOF II, LLC, a Delaware limited liability company, as the general partner of the Partnership (the “General Partner”), Parkway Properties LP, a Delaware limited partnership (“Parkway”), and Teacher Retirement System of Texas, a public pension fund and public entity of the State of Texas (“TRST” and together with Parkway, the “Limited Partners”).

WHEREAS, Parkway and the General Partner have provided notice to TRST that Parkway and Parkway Properties, Inc., a Maryland corporation (“Parkway Parent”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among Cousins Properties Incorporated, a Georgia corporation (“Cousins”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins (the “Merger”).

WHEREAS, TRST, as a limited partner of the Partnership, wishes to agree that the execution of the Merger Agreement and the consummation of the transactions contemplated thereby, on the terms and conditions set forth in the Merger Agreement (collectively, the “Transactions”) shall not constitute (1) a “Change of Control” under the Partnership Agreement, including under Sections 9.4 or 13.1 thereof, (2) “Cause” under the Partnership Agreement, including under Section 13.1 thereof, or (3) a restricted “transfer” or “Transfer” by PPLP or the General Partner of their respective interests under the Partnership Agreement, including under Section 12.1 thereof.

WHEREAS, TRST, as a limited partner of the Partnership, the General Partner, Parkway and Cousins, as the successor in interest to Parkway Parent upon consummation of the Merger, wish to agree to the modification of the Partnership Agreement as set forth in the attached Amendment, which shall become automatically effective upon the Closing (as such term is defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Information Regarding Merger. Cousins agrees to furnish such other material information regarding the status of the Merger as TRST may reasonably request, provided that Cousins shall not be required to disclose such material information where such disclosure would jeopardize the attorney-client privilege of Cousins or contravene any law, rule, regulation, order, judgment or decree or binding agreement entered into prior to the date of this letter agreement. Cousins shall promptly notify TRST if the Merger Agreement has been terminated.

2.	Representation and Warranty. The General Partner and Cousins represent and warrant that the Merger, if consummated, will not have a material adverse effect on the ability of the General Partner to perform its obligations pursuant to the Partnership Agreement.

3.	Effectiveness of Amendment. Upon the Closing of the Merger, the attached Amendment shall become automatically effective.

4.	Agreement Regarding Merger. TRST hereby agrees that the execution of the Merger Agreement and the Transactions shall not constitute (1) a “Change of Control” under the Partnership Agreement, including under Sections 9.4 or 13.1 thereof, (2) “Cause” under the Partnership Agreement, including under Section 13.1 thereof, or (3) a restricted “transfer” or “Transfer” by PPLP or the General Partner of their respective interests under the Partnership Agreement, including under Section 12.1 thereof.

5.	Drop Dead Date. If the Closing of the Merger does not occur on or prior to March 31, 2017, or Cousins gives notice in writing to TRST that the Merger Agreement has been terminated, this letter agreement and the Amendment shall become null and void ab initio.

6.	Legal Fees. Promptly upon demand, Cousins shall pay or reimburse TRST’s legal fees incurred in connection with preparation of this letter and the Amendment.

7.	No Other Amendments or Waivers. Except as contemplated hereby, the Partnership Agreement shall remain in full force and effect.

8.	Facsimile/PDF Signatures. In order to expedite the execution of this letter agreement, telecopied or PDF signatures may be used in place of original signatures on this letter agreement. Parties intend to be bound by the signatures on the telecopied or PDF document, are aware that the other party will rely on such signatures, and hereby waive any defenses to the enforcement of the terms of this letter agreement based on the form of signature.

9.	Counterparts. This letter agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

10.	Governing Law. This letter agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws, subject to the provisions of Section 10.2 of the Partnership Agreement which is incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date first written above.

TEACHER RETIREMENT SYSTEM OF TEXAS, a public pension fund and public entity of the State of Texas

By:	/s/ Grant Walker
Grant Walker
Senior Director

PPOF II, LLC, a Delaware limited liability company

By:	/s/ Jeremy R. Dorsett

Name:	Jeremy R. Dorsett

Title:	Executive Vice President and
General Counsel

By:	/s/ Jason A. Bates

Name:	Jason A. Bates

Title:	Executive Vice President and
Chief Investment Officer

PARKWAY PROPERTIES LP, a Delaware limited liability partnership

By: Parkway Properties General Partners, Inc., a Delaware corporation, its sole general partner

By:	/s/ Jeremy R. Dorsett

Name:	Jeremy R. Dorsett

Title:	Executive Vice President and
General Counsel

By:	/s/ Jason A. Bates

Name:	Jason A. Bates

Title:	Executive Vice President and
Chief Investment Officer

COUSINS PROPERTIES INCORPORATED, a Georgia corporation

By:	/s/ Colin Connolly
Colin Connolly
Executive Vice President

[Signature Page to Letter Agreement]